UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 16, 2022
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Bee Cave Road, Bldg One, Suite 200, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Non-voting Common Stock, par value $.01 per share	EZPW	NASDAQ Stock Market	(NASDAQ Global Select Market)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 — Results of Operations and Financial Condition
On November 16, 2022, EZCORP, Inc. ("EZCORP") issued a press release announcing its results of operations and financial condition for the full year and quarter ended September 30, 2022. A copy of that press release is attached as Exhibit 99.1.

In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency ("constant currency") and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.

Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing made by EZCORP under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)    Change in Control Severance Plan
On November 15, 2022, the Board of Directors approved and adopted the EZCORP, Inc. Change in Control Severance Plan (the "CIC Severance Plan"), under which certain of the Company's executives (including the continuing executive officers other than Phillip E. Cohen, Executive Chairman and controlling shareholder) will be entitled to receive certain severance benefits. The severance benefits would be available to any executive participating in the CIC Severance Plan if (1) the executive's employment is either terminated by the Company for any reason other than "Cause" or terminated by the executive for "Good Reason" and (2) such termination of employment occurs within two years after a "Change in Control" of the Company or prior to, but in connection with, a potential Change in Control. Such a termination of employment is referred to in the CIC Severance Plan as a "Qualifying Termination."
If an executive experiences a Qualifying Termination, then they will be entitled to receive an amount equal to the executive's "Applicable Multiple" multiplied by the sum of (1) the executive's annual base salary plus (2) the executive's annual incentive bonus assuming such bonus was paid at the "Target Amount" designated in the applicable bonus plan. In addition, the executive will be entitled to receive a pro rated portion of their annual incentive bonus (calculated at Target Amount) for the year in which the termination of employment occurs, and will be entitled to continued healthcare, dental and life insurance benefits for the number of years equal to their Applicable Multiple.
The Board of Directors also adopted, and the Company’s Voting Stockholder approved, amendments to the Company’s 2022 Long-Term Incentive Plan and all outstanding long-term incentive equity awards to provide that all of the holder’s outstanding unvested equity awards will become fully vested upon the occurrence of a Qualifying Termination (assuming, in the case of performance-based awards, all related performance goals or other vesting criteria are achieved at target levels).
The following is a summary of certain defined terms used in the CIC Severance Plan:
•Cause — With respect to any executive, includes (1) the executive's willful failure to perform their duties or the willful engagement in serious misconduct in the performance of such duties, (2) the executive's willful failure to comply with any valid and legal directive of their superior, (3) the executive's conviction, or entering into a plea of either guilty or nolo contendere to, any felony or any misdemeanor involving material acts of moral turpitude, embezzlement, theft or other similar act, (4) the executive's willful and material violation of any policy of the Company (including the Company's Code of Conduct) or (5) the executive's willful and material violation of the restrictive covenant agreement between the executive and the Company.

•Change in Control — The occurrence of any of the following events:
◦Any individual, entity or group becomes the beneficial owner of 50% or more of the combined voting power of the outstanding Company voting securities;
◦Consummation of a reorganization, merger, statutory share exchange or similar transaction involving the Company, a sale or other disposition of all or substantially all the assets of the Company or the acquisition by the Company of assets or securities of another entity, unless in any such case, the persons who were the beneficial owners of the Company's voting securities immediately prior to such transaction beneficially own more than 50% of the outstanding voting securities of the entity resulting from such transaction; or
◦Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, any acquisition or beneficial ownership of outstanding Company voting securities by, or transfer of outstanding Company voting securities to, Mr. Cohen or any of his heirs or any entity owned or controlled by Mr. Cohen or any of his heirs, shall not constitute a Change in Control.
•Good Reason — With respect to any executive, any of the following actions taken without the executive's written consent: (1) the executive is assigned duties materially inconsistent with the executive's position, duties, responsibilities and status preceding the Change in Control; (2) the executive's position, authority, duties or responsibilities are materially diminished from those in effect prior to the Change in Control; (3) a material reduction in the executive's compensation opportunity; (4) the Company requires the executive to perform their duties beyond a 50-mile radius from the location of the executive's employment prior to the Change in Control; (5) the Company fails to obtain a satisfactory agreement from any successor to assume and perform the CIC Severance Plan; or (6) any other action or inaction that constitutes a material breach by the Company of the CIC Severance Plan with respect to such executive.
The participants in the CIC Severance Plan will include (1) any person, other than Mr. Cohen, who is serving as an executive officer of the Company (unless the Board of Directors specifically specifies that such person will not be a participant) and (2) any other Company employee who has been designated by the Board of Directors as a participant.
The CIC Severance Plan will expire on the third anniversary of the effective date (i.e., November 15, 2025) unless (1) a Change in Control has occurred prior to that time or (2) the Board of Directors specifically elects to extend the CIC Severance Plan for an additional period not to exceed three years. In addition, the Board of Directors may amend, modify, suspend or terminate the CIC Severance Plan at any time; provided, however, that any such amendment, modification, suspension or termination made in anticipation of a Change in Control or within two years after the occurrence of a Change in Control may not adversely affect the rights of any participant under the CIC Severance Plan.
Each of the continuing Named Executive Officers (other than Mr. Cohen and Thomas H. Welch, Jr., who is retiring from the Company effective December 31, 2022) is a participant in the CIC Severance Plan with an Applicable Multiple of 2. Other executive officers have an Applicable Multiple of 1.5. For a description of the amounts of severance benefits that would have been payable under the CIC Severance Plan to each of the Named Executive Officers if a Qualifying Termination had occurred on September 30, 2022, see the “Part III, Item 11 — Executive Compensation — Other Benefits and Perquisites — Certain Termination and Change in Control Benefits” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022 (the “Fiscal 2022 Form 10-K).
A copy of the CIC Severance Plan is filed as Exhibit 10.6 to the Fiscal 2022 Form 10-K.

Item 5.07 — Submission of Matters to a Vote of Security Holders
On November 15, 2022, the sole holder of the Company’s Class B Voting Common Stock (the “Voting Stockholder”) approved certain amendments to the 2022 Long-Term Incentive Plan (applicable to long-term incentive equity awards issued from and after January 31, 2022) and the 2010 Long-Term Incentive Plan (applicable to currently outstanding long-term incentive equity awards that were issued on or before December 31, 2021) to conform the provisions of such plans to the CIC Severance Plan and to provide for acceleration of vesting upon the occurrence of a Qualifying Termination for all future and currently outstanding long-term incentive equity awards (as discussed above). A copy of the Amended and Restated 2022 Long-Term Incentive Plan is filed as Exhibit 10.5 to the Fiscal 2022 Form 10-K, and a copy of the Amendment to the 2010 Long-Term Incentive Plan is filed as Exhibit 10.7 to the Fiscal 2022 Form 10-K.
On November 15, 2022, there were 2,970,171 shares of the Company’s Class B Voting Common Stock outstanding, all of which are held by MS Pawn Limited Partnership (the Voting Stockholder).
Item 7.01 — Regulation FD Disclosure
A copy of the presentation materials that management will review during the Company’s earnings conference call (to be held on November 17, 2022) will be posted in the Investor Relations section of the company’s website at www.ezcorp.com.

The information set forth, or referred to, in this Item 7.01 shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any registration statement or other filing made by EZCORP under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless such subsequent filing specifically references this Item 7.01 of this Report.
Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release, dated November 16, 2022, announcing EZCORP, Inc.’s results of operations and financial condition for the quarter ended September 30, 2022.
99.2	EZCORP, Inc. Change in Control Severance Plan, effective November 15, 2022 (incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2022)
99.3
Amended and Restated EZCORP, Inc. 2022 Long-Term Incentive Plan, effective November 15, 2022 (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2022)

99.4
Amendment to EZCORP, Inc. 2010 Long-Term Incentive Plan, effective November 15, 2022 (incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2022)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	November 16, 2022	By:	/s/ Timothy K. Jugmans
Timothy K. Jugmans
Chief Financial Officer